Exhibit 1.1

EXECUTION COPY

WORLD OMNI AUTO RECEIVABLES TRUST 2006-A

$196,000,000

4.85490% Asset Backed Notes, Class A-1

$216,000,000

5.05% Asset Backed Notes, Class A-2

$331,000,000

5.01% Asset Backed Notes, Class A-3

$157,000,000

5.03% Asset Backed Notes, Class A-4

UNDERWRITING AGREEMENT

February 22, 2006

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010-3629

Merrill Lynch, Pierce,

Fenner & Smith Incorporated

4 World Financial Center, 10th Floor

250 Vesey Street

New York, NY 10080

as Representatives of the

Several Underwriters

Dear Ladies and Gentlemen:

1. Introductory. World Omni Auto Receivables LLC, a Delaware limited liability company (the “Depositor”), and World Omni Financial Corp., a Florida corporation (“World Omni”), hereby confirm their respective agreements with Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce Fenner & Smith Incorporated and each of the other underwriters named in Schedule I hereto (collectively, the “Underwriters”) for whom you are acting as representatives (the “Representatives”), with respect to the sale by the Depositor to the Underwriters of $196,000,000 aggregate principal amount of 4.85490% Asset Backed Notes, Class A-1 (the “Class A-1 Notes”), $216,000,000 aggregate principal amount of 5.05% Asset Backed Notes, Class A-2 (the “Class A-2 Notes”), $331,000,000 aggregate principal amount of 5.01% Asset Backed Notes, Class A-3 (the “Class A-3 Notes”) and $157,000,000 aggregate principal amount of 5.03% Asset Backed Notes, Class A-4 (the “Class A-4 Notes” and, together with the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes, the “Offered Notes”) of World Omni Auto Receivables Trust 2006-A (the “Trust”) under the terms and conditions herein contained. The Offered Notes are to be issued together with $41,362,000 aggregate principal amount of 5.18% Asset Backed Notes, Class B (the “Class B Notes” and, together with Offered Notes, the “Notes”). The Class B Notes will initially be retained by the Depositor.

The Notes will be issued pursuant to an indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), between the Trust and The Bank of New York, as indenture trustee (in such capacity, the “Indenture Trustee”). The Depositor will retain the asset backed certificates (the “Certificates”) issued pursuant to an amended and restated trust agreement, to be dated as of the Closing Date (the “Trust Agreement”), between the Depositor and Deutsche Bank Trust Company Delaware, as owner trustee (in such capacity, the “Owner Trustee”). The Certificates will be subordinated to the Notes to the extent described in the Basic Documents (as defined below).

The assets of the Trust will include, among other things, a pool of fixed rate retail installment sale contracts (the “Initial Receivables”) secured by new and used automobiles and light-duty trucks financed thereby (the “Initial Financed Vehicles”), and certain monies received thereunder after February 21, 2006 (the “Initial Cutoff Date”), and additional fixed rate retail installment sale contracts (the “Subsequent Receivables” and together with the Initial Receivables, the “Receivables”) secured by new and used automobiles and light-duty trucks financed thereby (the “Subsequent Financed Vehicles” and together with the Initial Financed Vehicles, the “Financed Vehicles”), and certain monies received thereunder after the related cutoff date (each, a “Subsequent Cutoff Date”) and monies on deposit in the Reserve Account and in certain other accounts and the other property and the proceeds thereof to be conveyed to the Trust pursuant to the Sale and Servicing Agreement to be dated as of the Closing Date (the “Sale and Servicing Agreement”) among the Trust, the Depositor and World Omni, as Servicer (the “Servicer”). Pursuant to the Sale and Servicing Agreement, the Depositor will sell the Receivables to the Trust and the Servicer will service the Receivables on behalf of the Trust. In addition, pursuant to the Sale and Servicing Agreement, the Servicer will agree to perform certain administrative tasks on behalf of the Trust imposed on the Trust under the Indenture. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement.

The Receivables were or will be originated or acquired by World Omni. World Omni will sell the Receivables to the Depositor pursuant to the terms of the Receivables Purchase Agreement (the “Receivables Purchase Agreement”) to be dated as of the Closing Date between the Depositor and World Omni.

As used herein, the term “Basic Documents” refers to the Sale and Servicing Agreement, Indenture, Trust Agreement, Receivables Purchase Agreement, Administration Agreement (the “Administration Agreement”) to be dated as of the Closing Date among World Omni, the Indenture Trustee, the Depositor and the Trust and Note Depository Agreement.

At or prior to the time when sales (including any contracts of sale) of the Notes were first made to investors by the Underwriters, which shall be deemed to be 1:30 p.m. on February 22, 2006 (the “Time of Sale”), the Depositor had prepared the following information (together, as a whole, the “Time of Sale Information”): (i) the Preliminary Prospectus Supplement dated February 21, 2006 and the Prospectus dated February 16, 2006 (together, along with any information referred to under the caption “Static Pool Information About Certain Previously

Securitized Pools” therein, regardless of whether it is deemed a part of the Registration Statement or Prospectus under Rule 1105(d) of Regulation AB, the “Preliminary Prospectus”), and (ii) each “free writing prospectus” (as defined pursuant to Rule 405 of the Securities Act of 1933, as amended (the “Act”)) listed on Schedule III hereto (as it may be amended with the approval in writing of the parties hereto). If, subsequent to the Time of Sale and prior to the Closing Date, it is determined by the parties that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the investors may terminate their old “contracts of sale” (within the meaning of Rule 159 under the Act). If, following any such termination, the Underwriters, with prior written notice to the Depositor and World Omni, enter into new contracts of sale with investors for the Notes, then “Time of Sale Information” will refer to the documents agreed upon in writing by the Depositor and the Representatives that correct such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date agreed upon by the Depositor and the Representatives.

2. Representations and Warranties of the Depositor and World Omni.

(a) Each of the Depositor and World Omni, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(i) The registration statement on Form S-3 (No. 333-117810), including a prospectus, relating to the Offered Notes (x) has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective and is still effective as of the date hereof and (y) was declared effective by the Commission within three years prior to the Closing Date. Such registration statement, as amended as of the date of this Underwriting Agreement (the “Agreement”) is hereinafter referred to as the “Registration Statement,” and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the Offered Notes as first filed with the Commission after the date of this Agreement pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act including all material incorporated by reference therein (including information referred to under the caption “Static Pool Information About Certain Previously Securitized Pools” therein, regardless of whether it is a part of the Registration Statement or Prospectus under Rule 1105(d) of Regulation AB), is hereinafter referred to as the “Prospectus;” a “preliminary prospectus” means any form of prospectus, including any prospectus supplement, relating to the Offered Notes that is subject to completion; the “Base Prospectus” means the base prospectus dated the date hereof included in the Prospectus; the “Prospectus Supplement” means the prospectus supplement dated the date hereof included in the Prospectus. The Depositor has filed the Preliminary Prospectus on February 21, 2006, within the applicable period of time required under the Act and the Rules and Regulations.

(ii) (A) As of the applicable effective date as to each part of the Registration Statement pursuant to Rule 430B(f)(2), and any amendment thereto under the Act, the Registration Statement complied, and on the date of this Agreement the Registration Statement will comply, in all material respects with the requirements of the Act and the rules and regulations of the Commission promulgated under the Act (the “Rules and Regulations”) and at such times did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) on the date of this Agreement, at the time of the filing of the Prospectus pursuant to Rule 424(b) and at the Closing Date, the Prospectus will comply in all material respects to the requirements of the Act and the Rules and Regulations and does not include, or will not include, any untrue statement of a material fact, nor does the Prospectus omit, nor will it omit, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The immediately preceding sentence does not apply to statements in or omissions from the Registration Statement or Prospectus based solely upon written information furnished to the Depositor or World Omni by any Underwriter through the Representatives specifically for use therein; provided that, the only such information furnished to the Depositor or World Omni consists of the information set forth in the first sentence under the heading “Risk Factors—You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market” and the second paragraph, the table following the second paragraph, the fourth paragraph, the third and fourth sentences of the fifth paragraph and the second sentence of the eighth paragraph under the heading “Underwriting” (the “Underwriters’ Information”). The Prospectus delivered to you for use in connection with the offering of the Offered Notes will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, except to the extent permitted by Regulation S-T.

(iii) The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriters’ Information.

(iv) The Basic Documents conform in all material respects to the descriptions thereof and the statements in relation thereto contained in the Prospectus.

(v) The Notes and, to the extent described therein, the Certificates conform in all material respects to the description thereof and the statements in relation thereto contained in the Time of Sale Information and in the Prospectus; the Notes and the Certificates have been duly and validly authorized and, when executed, issued, authenticated and delivered in accordance with the Indenture and the Trust Agreement, respectively, and, in the case of the Offered Notes, when delivered to the Underwriters against payment of the consideration specified herein, will be duly and validly issued and outstanding and entitled to the benefits of the Indenture.

(vi) None of the Depositor, World Omni or the Trust is now or, as a result of the transactions contemplated by this Agreement, will become, an “investment company”, nor is any of them “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(vii) Each of the Initial Receivables and Initial Financed Vehicles as of the Initial Cutoff Date will meet the eligibility criteria for selection described in the Prospectus and in the Time of Sale Information. Each of the Subsequent Receivables and Subsequent Financed Vehicles as of its Subsequent Cutoff Date will meet the eligibility criteria for selection described in the Prospectus and in the Time of Sale Information.

(viii) Each Receivable is in substantially one of the forms attached as an Exhibit to the Trust Agreement and constitutes the legal, valid, binding and enforceable agreement of the parties thereto, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (A) each Initial Receivable complies or will comply on the Closing Date in all material respects as to content and form with all applicable state and federal laws, including without limitation, consumer protection laws and (B) each Subsequent Receivable complies or will comply on its subsequent transfer date in all material respects as to content and form with all applicable state and federal laws, including without limitation, consumer protection laws.

(ix) The Offered Notes are “asset backed securities” within the meaning of, and satisfy the requirements for use of, Form S-3 under the Act.

(x) The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder.

(xi) The Depositor has satisfied all of its obligations under the Exchange Act and is eligible for use of Form S-3 under the Act.

(xii) As of the Time of Sale, the Depositor was not and as of the Closing Date is not, an “ineligible issuer,” as defined in Rule 405 under the Act.

(xiii) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information, except as otherwise set forth therein, (A) there has been no material adverse change or development resulting in a prospective material adverse change in the condition, financial or otherwise, or business prospects, of the Depositor, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by the Depositor, other than those in the ordinary course of its business, that are material with respect to the Depositor.

(xiv) The Depositor has filed or will file the Preliminary Prospectus, each Free Writing Prospectus listed on Schedule III or approved in writing by the Depositor and any “issuer information” as defined under Rule 433(h) under the Act included in any Free Writing Prospectus permitted by this Agreement that is required to have been filed under the Act and the Rules and Regulations and it has done or will do so within the applicable periods of time required under the Act and the Rules and Regulations.

(xv) The Depositor has been duly formed and is validly existing as a limited liability company under Delaware law, and all filings required at the date hereof under Delaware law with respect to the due formation and valid existence of the Depositor as a limited liability company have been made; the Depositor has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and in the Time of Sale Information or in its organizational documents, and to enter into and to perform its obligations under this Agreement and each Basic Document to which the Depositor is a party or by which it may be bound; the Depositor is duly qualified or registered as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on its condition, financial or otherwise, or business prospects; all of the issued and outstanding membership interests of the Depositor are owned by World Omni, free and clear of liens; and the Depositor does not have any subsidiaries. The Depositor is current in the payment of any taxes required to be paid by it.

(xvi) The Depositor is not in violation of its organizational or charter documents, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject; the execution, delivery and performance by the Depositor of this Agreement and each Basic Document to which it is a party, the consummation of the transactions contemplated herein and therein and compliance by it with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action (corporate or otherwise) and will not conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien (except as permitted by the Basic Documents) upon any of its property or assets pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it may be a party, by which it may be bound or to which any of its properties or assets is subject, nor will such action result in any violation of the provisions of its charter or organizational documents, Bylaws or any applicable law, administrative regulation or administrative or court decree.

(xvii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Depositor or World Omni, threatened, against or affecting the Depositor, that is required to be disclosed in the Registration Statement and that is not disclosed or that might result in any material adverse change in its condition, financial or otherwise, or in its earnings, business affairs or business prospects or that might materially and adversely affect its properties or assets or that might materially and adversely affect the consummation of the transactions contemplated by this Agreement or any Basic Document to which the Depositor is a party or by which it may be bound; all pending legal or governmental proceedings to which the Depositor is a party or of which any of its properties or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to its businesses, are, when considered in the aggregate, not material; and there are no contracts or documents of the Depositor that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

(xviii) Except such as may be required by the Act, the Rules and Regulations or state securities laws, no authorization, approval or consent of any court, governmental authority or agency or any other Person is necessary in connection with (A) the issuance of the Notes and the Certificates or the offering and sale of the Offered Notes, (B) the execution, delivery and performance by the Depositor of this Agreement and any Basic Document to which it is a party or (C) the consummation by the Depositor of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as will have been obtained on or prior to, and will be in full force and effect as of, the Closing Date.

(xix) The Depositor possesses all certificates, authorities, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it, and Depositor has not received notice of any proceedings relating to the revocation or modification of any such certificate, authority, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its condition, financial or otherwise.

(xx) This Agreement has been duly authorized, executed and delivered by the Depositor.

(xxi) As of the Closing Date, each of the Basic Documents to which the Depositor is a party has been duly authorized, executed and delivered by the Depositor, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of the Depositor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(xxii) The Depositor will use the proceeds of the Offered Notes as described in the Prospectus and in the Time of Sale Information under the caption “Use of Proceeds”.

(xxiii) As of the respective dates set forth therein, the representations and warranties of the Depositor in each Basic Document to which it is a party and in officer’s certificates of the Depositor delivered on the Closing Date pursuant to Section 7(c), as the case may be, were or will be, as applicable, true and correct, and each Underwriter may rely on such representations and warranties as if they were set forth herein in full.

(xxiv) The Depositor does not conduct business or have affiliates who conduct business in Cuba or with the government of Cuba within the meaning of Section 517.075 of the Florida Securities and Investors Protection Act or Regulation Section 3E-900.001 promulgated thereunder.

(xxv) Since the respective dates as of which information is given in the Time of Sale Information, the Registration Statement and the Prospectus, except as otherwise set forth therein, (A) there has been no material adverse change or development resulting in a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of World Omni and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by World Omni or any subsidiary of World Omni, other than those in the ordinary course of business, that are material with respect to the condition, financial or otherwise, or the earnings or business affairs of World Omni and its subsidiaries considered as one enterprise.

(xxvi) World Omni has been duly incorporated, is current in the payment of taxes to the State of Florida and fees to the Florida Department of State and its status is “active”, except for such taxes that are being disputed by World Omni in good faith and if such dispute is adversely determined against World Omni it would not have a material adverse effect on its condition, financial or otherwise, or its earnings, business affairs or business prospects or its ability to perform its obligations under each Basic Document to which it is a party or by which it may be bound; World Omni has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and in the Time of Sale Information and to enter into and to perform its obligations under this Agreement and each Basic Document to which World Omni is a party or by which it may be bound; and World Omni is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not have a material adverse effect on its condition, financial or otherwise, or its earnings, business affairs or business prospects or its ability to perform its obligations under each Basic Document to which it is a party or by which it may be bound.

(xxvii) World Omni is not in violation of its organizational or charter documents, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject; the execution, delivery and performance by World Omni of this Agreement and each Basic Document to which it is a party and the consummation of the transactions contemplated herein and therein and compliance by it with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action (corporate or otherwise) and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien (except as permitted by the Basic Documents) upon any of its properties or assets pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject, nor will such action result in any violation of the provisions of its charter or organizational documents, Bylaws or any applicable law, administrative regulation or administrative or court decree.

(xxviii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of World Omni, threatened against or affecting World Omni, that is required to be disclosed in the Registration Statement and that is not disclosed or that might result in any material adverse change in its condition, financial or otherwise, or in its earnings, business affairs or business prospects or that might materially and adversely affect its properties or assets or that might materially and adversely affect the consummation of the transactions contemplated by this Agreement or any Basic Document to which it is a party or by which it may be bound; and all pending legal or governmental proceedings to which World Omni is a party or of which any of its properties or assets is the subject that are not described in the Prospectus and in the Time of Sale Information, including ordinary routine litigation incidental to its business, are, when considered in the aggregate, not material.

(xxix) No authorization, approval or consent of any court, governmental authority or agency or any other Person is necessary in connection with the execution, delivery and performance by World Omni of this Agreement or any Basic Document to which World Omni is a party or the consummation by World Omni of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as will have been obtained on or prior to, and will be in full force and effect as of, the Closing Date.

(xxx) World Omni possesses all material certificates, authorities, licenses or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it, and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its condition, financial or otherwise, or its earnings, business affairs or business prospects or its ability to perform its obligations under each Basic Document to which it is a party or by which it may be bound.

(xxxi) This Agreement has been duly authorized, executed and delivered by World Omni.

(xxxii) As of the Closing Date, each Basic Document to which World Omni is a party has been duly authorized, executed and delivered by World Omni and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of World Omni, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(xxxiii) On the Closing Date, the Trust will have good and marketable title to the Initial Receivables and the other property conveyed to the Trust on the Closing Date, free and clear of all liens (except as permitted by the Basic Documents) and will not have assigned to any Person any of its right, title or interest in any such Initial Receivables or other property conveyed to the Trust on the Closing Date (except as permitted by the Basic Documents), or shall have obtained the release of any such prior assignment. On any subsequent transfer date, the Trust will have good and marketable title to the Subsequent Receivables and the other property conveyed to the Trust on such subsequent transfer date, free and clear of all liens (except as permitted by the Basic Documents) and will not have assigned to any Person any of its right, title or interest in any such Subsequent Receivables or other property conveyed to the Trust on such subsequent transfer date (except as permitted by the Basic Documents), or shall have obtained the release of any such prior assignment.

(xxxiv) Simultaneously with the transfer thereof to the Depositor pursuant to the Receivables Purchase Agreement, World Omni will be the sole owner of all right, title and interest in, and will have good and marketable title to the Receivables and the other property to be transferred to the Depositor, free and clear of all liens (except as permitted by the Basic Documents). World Omni, pursuant to the Receivables Purchase Agreement, is transferring to the Depositor ownership of the Receivables, the security interest in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing, and, immediately prior to the transfer thereof to the Trust, the Depositor will be the sole owner of all right, title and interest in, and will have good and marketable title to, the Receivables and the other property to be transferred by it to the Trust, free and clear of all liens (except as permitted by the Basic Documents). The assignment of the Receivables, all documents and instruments relating thereto and all proceeds thereof to the Trust, pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, vests in the Trust all interests which are purported to be conveyed thereby, free and clear of any liens, security interests or encumbrances.

(xxxv) Simultaneously with the transfer of the Receivables to the Depositor, the Depositor’s interest in the Receivables and the proceeds thereof shall be perfected upon the filing of UCC-1 financing statements (the “Depositor Financing Statements”) in the offices specified in Schedule II hereto and there shall be no unreleased statements identifying World Omni as debtor or assignor affecting the Receivables filed in such offices other than the Depositor Financing Statements.

(xxxvi) Simultaneously with the transfer of the Receivables to the Trust, the Trust’s interest in the Receivables and the proceeds thereof shall be perfected upon the filing of UCC-1 financing statements in the offices specified in Schedule II (the “Trust Financing Statements”) and there shall be no unreleased statements identifying Depositor as debtor or assignor affecting the Receivables filed in such offices other than the Trust Financing Statements. If a court concludes that the transfer of the Receivables from the Depositor to the Trust is a sale, the interest of the Trust in the Receivables and the proceeds thereof will be perfected upon the filing of the Trust Financing Statements. If a court concludes that such transfer is not a sale, the Sale and Servicing Agreement and the transactions contemplated thereby shall constitute a grant by the Depositor to the Trust of a valid security interest in the Receivables and the proceeds thereof, which security interest will be perfected upon the filing of the Trust Financing Statements. No filing or other action, other than the filing of the Trust Financing Statements referred to above and any related continuation statements, is necessary to perfect and maintain the interest or the security interest of the Trust in the Receivables and the proceeds thereof against third parties.

(xxxvii) As of the respective dates set forth therein, the representations and warranties of World Omni in each Basic Document to which it is a party and in Officer’s Certificates of World Omni delivered on the Closing Date, will be true and correct, and each Underwriter may rely on such representations and warranties as if they were set forth herein in full.

(xxxviii) On or prior to each subsequent transfer date, World Omni and the Depositor shall deliver to the Underwriters, or cause the delivery of, any opinions and officer’s certificates, each dated such subsequent transfer date and, in the case of legal opinions, addressed to the Underwriters, that are required to be delivered to the Rating Agencies on such date.

(xxxix) Simultaneously with the Trust’s assignment of the Collateral to the Indenture Trustee pursuant to the Indenture, the Indenture Trustee’s interest in the Collateral shall be perfected upon the filing of UCC-1 financing statements in the appropriate offices and there shall be no unreleased statements identifying the Trust as debtor or assignor affecting the Collateral filed in such offices other than such financing statements.

(b) Any Officer’s Certificate signed by any officer of the Depositor or World Omni and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty of the Depositor or World Omni, as the case may be, to each Underwriter as to the matters covered thereby.

3. Purchase, Sale and Delivery of the Offered Notes. On the basis of and in reliance on the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Depositor the aggregate principal amount of each Class of Offered Notes set forth in Schedule I hereto opposite the name of such Underwriter, at a purchase price equal to the following percentages of the aggregate initial principal balances thereof, (i) in the case of the Class A-1 Notes, 99.87500%, (ii) in the case of the Class A-2 Notes, 99.82219%, (iii) in the case of the Class A-3 Notes, 99.78860%, and (iv) in the case of the Class A-4 Notes, 99.76942%.

Each Class of Offered Notes will initially be represented by one or more notes registered in the name of Cede & Co., as the nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of each Class of Offered Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive instruments evidencing the Offered Notes will be available only under the limited circumstances specified in the Indenture.

The Depositor will deliver the Offered Notes to the Representatives for the respective accounts of the Underwriters, against payment of the purchase price therefor in immediately available funds payable to the order of the Depositor, at the office of Kirkland & Ellis LLP, Citigroup Center, 153 East 53rd Street, New York, New York 10022 (or at such other location as agreed upon among the Depositor, World Omni and the Representatives) at 10:00 A.M., New York time, on March 1, 2006 or at such other time not later than five full business days thereafter, as the Depositor, World Omni and the Representatives determine, such time being herein referred to as the “Closing Date”. The instruments evidencing the Offered Notes will be made available for inspection at the above offices of Kirkland & Ellis LLP (or at such other location agreed upon among the Depositor, World Omni and the Representatives) at least 24 hours prior to the Closing Date.

The Depositor, World Omni and the Underwriters agree that upon receipt by an investor who has received an electronic Prospectus or a request by such investor’s representative (whether such request is delivered to an Underwriter or the Depositor) during the period during which there is an obligation to deliver a Prospectus, the Underwriters will promptly deliver or cause to be delivered without charge, a paper copy of the Prospectus.

4. Certain Agreements of the Underwriters.

(a) It is understood that the Underwriters propose to offer the Offered Notes for sale to the public as set forth in the Prospectus, in the Time of Sale Information and any Preliminary Prospectus Supplement.

(b) Until the Representatives inform the Depositor in writing that all of the Offered Notes have been sold by the Underwriters, each Underwriter covenants and agrees to provide to the Depositor each day, with respect to sales of the Offered Notes made by such Underwriter on such date at any price other than the public offering price set forth on the cover page of the Prospectus, the information in writing (which may be in the form of a telecopy) necessary to enable the Depositor to prepare and file or transmit for filing with the Commission the information requested by the Commission to be filed with respect to the distribution of the Offered Notes.

(c) Each Underwriter hereby severally and not jointly represents and warrants to, and agrees with, the Depositor and World Omni, that (a) it has not offered or sold and, prior to the expiry of the period of six months from the Closing Date, will not offer or sell any Offered Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses, or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“the FSMA”) with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom, (c) it is a person of a kind described in Articles 19 or 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended (the “Financial Promotion Order”) and (d) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, in the United Kingdom any document received by it in connection with the issue of the Offered Notes to a person who is of a kind described in Articles 19 or 49 of the Financial Promotion Order or who is a person to whom such document may otherwise lawfully be communicated.

(d) The Underwriters covenant and agree that prior to the date which is one year and one day after the last date upon which (i) each Class of Notes has been paid in full, and (ii) all obligations due under any other securitized financing by the Depositor have been paid in full, the Underwriters will not institute against, or join any other person in instituting against, the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law. The foregoing shall not limit the right of any Underwriter to file any claim in or otherwise take actions with respect to any such proceeding instituted by any person not under such a constraint.

(e) Each Underwriter that uses the Internet or other electronic means to offer or sell the Offered Notes severally represents that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure compliance in all material respects with all applicable legal requirements under the Act and applicable procedures, if any, worked out with the staff of the Commission relating to the use of the Internet or relating to computerized or electronic means of delivery to prospective investors of the Prospectus, in each case in connection with the offering of the Offered Notes.

5. Certain Agreements of the Depositor and World Omni. Each of the Depositor and World Omni jointly and severally covenants and agrees with each of the Underwriters that:

(a) The Depositor will file the Prospectus, properly completed, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Representatives, subparagraph (5)) of Rule 424(b) no later than the second business day following the date it is first used. The Depositor will file with the Commission each Free Writing Prospectus listed on Schedule III or approved in writing by the Depositor and any “issuer information” (as defined above) included in any Free Writing Prospectus permitted by this Agreement that the Depositor is required to file under the Act and the Rules and Regulations, and in each case will do so within the applicable period of time required under the Act and the Rules and Regulations. The Depositor will advise the Representatives promptly of any such filings.

(b) During the period when a prospectus relating to the Offered Notes is required to be delivered under the Act, the Depositor will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Prospectus or the Time of Sale Information and will not effect or file any such amendment or supplement without the consent of the Representatives and will advise the Representatives promptly of any amendment or supplement of the Registration Statement or the Prospectus; provided that, no such consent of the Representatives will be required to file an amendment or supplement under this Section 5(b) if the Depositor receives an opinion of counsel that such amendment or supplement is required to comply with the Act. The Depositor will advise the Representatives promptly of the institution by the Commission of any order or action suspending the right to use the Prospectus or the Time of Sale Information in respect of the Registration Statement. The Depositor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. The Depositor will comply with the Act, the Exchange Act, the Trust Indenture Act of 1939, as amended and the rules and regulations contemplated thereunder so as to permit the completion of the distribution of the Offered Notes as contemplated in this Agreement and in the Prospectus. The Depositor will file with the Commission all documents required to be filed pursuant to the Exchange Act within the time periods specified in the Exchange Act or the rules and regulations promulgated thereunder.

(c) If, at any time when a prospectus relating to the Offered Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus and the Time of Sale Information to comply with the Act, the Depositor promptly will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement that will correct such statement or omission or effect such compliance; provided that, no consent of the Representatives as set forth in Section 5(b) hereof will be required to file an amendment or supplement under this Section 5(c) if the Depositor receives an opinion of counsel that such amendment or supplement is required to comply with the Act. Neither the consent of the Representatives to, nor the delivery by any Underwriter of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) [Reserved]

(e) The Depositor will furnish to the Representatives copies of the registration statement as originally filed with the Commission and each amendment thereto (in each case at least one of which will include all exhibits), each related preliminary prospectus including the Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request.

(f) The Depositor will arrange for the qualification of the Offered Notes for sale under the laws of such jurisdictions in the United States as the Representatives may designate and will continue such qualifications in effect so long as required for the distribution of the Offered Notes, provided that the Depositor shall not be obligated to qualify to do business nor become subject to service of process generally, but only to the extent required for such qualification, in any jurisdiction in which it is not currently so qualified.

(g) So long as any Offered Notes are outstanding, unless such information shall have been posted to the World Omni website, the Depositor or World Omni, as the case may be, will deliver or cause to be delivered to the Representatives, as soon as each becomes available, copies of (i) each report relating to the Offered Notes delivered to Noteholders pursuant to the Basic Documents and, (ii) the annual statement as to compliance and the annual statement of a firm of independent public accountants furnished pursuant to the Basic Documents, (iii) each certificate or notice delivered by the Servicer pursuant to the Basic Documents, (iv) each periodic report required to be filed by the Depositor with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder, and (v) such other information concerning the Depositor, World Omni, the Trust, the Notes or the Certificates as the Representatives may reasonably request from time to time.

(h) The Depositor and World Omni will pay all expenses incident to the performance of their respective obligations under this Agreement, including without limitation, (i) expenses incident to the word processing, printing and reproduction of the registration statement as originally filed with the Commission and each amendment thereto, preliminary prospectuses (including the Preliminary Prospectus and each Free Writing Prospectus listed on Schedule III hereto or agreed upon in writing by the Depositor and the Representatives) and the Prospectus (including any amendments and supplements thereto), (ii) the fees and disbursements of the Owner Trustee, the Indenture Trustee and the Trust and their respective counsel, (iii) the fees and disbursements of counsel and the independent public accountants of the Depositor and World Omni, (iv) the fees charged by each of Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s” and, together with Moody’s, the “Rating Agencies”) in connection with the rating of each Class of Offered Notes, (v) the fees of DTC in connection with the book-entry registration of the Offered Notes, (vi) the amounts set forth in Section 6(g) and (vii) expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters pursuant to Section 5(f) hereof in connection with the qualification of the Offered Notes for sale under the laws of such jurisdictions in the United States as the Representatives may designate.

(i) For a period of 45 days from the date hereof, none of the Depositor, World Omni or any of their respective affiliates will, without the prior written consent of the Representatives, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities similar to the Notes (it being understood that this Section 5(i) shall not apply to (a) any securities issued by the World Omni Master Owner Trust, (b) any securities issued by a trust formed by World Omni Lease Finance LLC, and (c) renewals of or amendments to existing financing arrangements).

(j) To the extent, if any, that the rating provided with respect to any Offered Notes by any Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Depositor or World Omni, the Depositor or World Omni, as the case may be, shall furnish such documents and take any such other actions.

(k) The Depositor or World Omni, as the case may be, will (i) if still subject to the reporting requirements of the Exchange Act with respect to the Trust, file or cause to be filed with the Commission a report on Form 10-D in accordance with Item 1121(b) of Regulation AB under the Act or (ii) if no longer subject to the reporting requirements of the Exchange Act with respect to the Trust, provide to the holders of the Offered Notes, information comparable to that contained in the Prospectus relating to the Initial Receivables regarding the characteristics of the Subsequent Receivables (the “Subsequent Receivables Information”).

(l) At or prior to the provision of the Subsequent Receivables Information, the Representatives and the Depositor shall have received a letter, dated the date thereof, of PricewaterhouseCoopers LLP (“PWC”) confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations, substantially in the form of the draft or drafts to which the Representatives has previously agreed and otherwise in form and in substance satisfactory to the Representatives and counsel for the Underwriters relating to the Subsequent Receivables Information.

(m) At each subsequent transfer date, the Trust will have acquired good title to the Subsequent Receivables (including an assignment of the security interests in the Subsequent Financed Vehicles securing the Subsequent Receivables and the proceeds of each of the foregoing), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

6. Time of Sale Information and Free Writing Prospectus.

(a) The following terms have the specified meanings for purposes of this Agreement:

(i) “Free Writing Prospectus” means and includes any information relating to the Notes disseminated by the Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Act;

(ii) “Prepricing Information” means information relating to the price, pricing speed, benchmark and status of the Offered Notes and the offering thereof.

(iii) “Computer Tape Information” means written information regarding the Offered Notes or the related receivables contained in the electronic data file WO010301.zip furnished by the Depositor to Credit Suisse Securities (USA) LLC by email on January 24, 2006.

(b) The Depositor will not disseminate to any potential investor any information relating to the Offered Notes that constitutes a “written communication” within the meaning of Rule 405 under the Act, other than the Time of Sale Information and the Prospectus, unless the Depositor has obtained the prior consent of the Representatives.

(c) Neither the Depositor nor any Underwriter shall disseminate or file with the Commission any information relating to the Offered Notes in reliance on Rule 167 or 426 under the Act, nor shall the Depositor or any Underwriter disseminate any Free Writing Prospectus “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Act.

(d) Each Underwriter and the Depositor represent that each Free Writing Prospectus distributed by it shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the Act:

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-(800) 221-1037.

(e) In the event that the Depositor or World Omni becomes aware that, as of the Time of Sale, any Time of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), such entity shall promptly notify the Underwriters of such untrue statement or omission no later than one business day after discovery and the Depositor shall, if requested by the Underwriters, prepare and deliver to the Underwriters, at the expense of the Underwriters if such untrue statement or omission relates solely to Underwriter Information, and otherwise at the expense of the Depositor, a Corrected Prospectus.

(f) Each Underwriter represents, warrants, covenants and agrees with the Depositor that:

(i) Other than the Preliminary Prospectus and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (i) each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the Act) containing no more than, and the Underwriter conveying such information represents that such written communication contains no more than, the following: (1) the information in any Free Writing Prospectus listed on Schedule III hereto or approved in writing by the Depositor, (2) information relating to the class, size, rating, CUSIPS, coupon, yield, spread, closing date, legal maturity, weighted average life, expected final payment date, trade date and payment window of one or more classes of Offered Notes, (3) the servicer clean up call, (4) the eligibility of the Offered Notes to be purchased by ERISA plans, (5) Prepricing Information, (6) a column or other entry showing the status of the subscriptions for the Offered Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Offered Notes and (7) Intex .cdi files (each such written communication, a “Permitted Underwriter Communication”); and (ii) each Underwriter will be permitted to provide confirmations of sale; provided, however, that no Underwriter has or may distribute any information described in subclauses (1) through (7) above that would be “issuer information” as defined in Rule 433 under the Act other than (A) information that has already been filed with the Commission, (B) preliminary terms of the Offered Notes not required to be filed with the Commission and (C) information relating to the final terms of the Offered Notes required to be filed with the Commission within two days of the later of the date such final terms have been established for all classes of the Offered Notes and the date of first use of such information pursuant to Rule 433(b)(5)(ii) under the Act.

(ii) In disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Act and the requirements thereunder for filing and retention of Free Writing Prospectuses, including retaining any Free Writing Prospectuses it has used but which are not required to be filed for the required period.

(iii) Prior to entering into any Contract of Sale, the applicable Underwriter shall convey the Time of Sale Information to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of the

Time of Sale Information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

(iv) If a Defective Prospectus has been corrected with a Corrected Prospectus delivered to such Underwriter, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor in a prominent fashion that the prior Contract of Sale with the investor, if any, has been terminated and of the investor’s rights as a result of such agreement and (C) provide such investor with an opportunity to affirmatively agree to purchase the Offered Notes on the terms described in the Corrected Prospectus.

(g) Each Underwriter shall deliver to the Depositor, not less than one business day prior to the required date of filing thereof, all information included in a Permitted Underwriter Communication relating to the final terms of the Offered Notes required to be filed with the Commission pursuant to Rule 433(b)(5)(ii) under the Act.

(h) The Depositor shall file with the Commission all information required to be filed that is delivered to it pursuant to Section 6(g) not later than two days after the later of the date such final terms have been established for all classes of the Offered Notes and the date of first use of such information pursuant to Rule 433(b)(5)(ii) under the Act; provided, however, that the Depositor shall have no liability for any such failure resulting from the failure of any Underwriter to provide such information to the Depositor in accordance with Section 6(g).

(i) In the event that any Underwriter shall incur any costs in connection with the reformation of the Contract of Sale with any investor that received a Defective Prospectus, the Depositor and World Omni jointly and severally agree to reimburse such Underwriter for such costs; provided the untrue statement or omission in the Defective Prospectus did not relate solely to Underwriter Information.

7. Conditions of the Obligations of the Underwriters. The obligation of the several Underwriters to purchase and pay for the Offered Notes will be subject to the accuracy of the respective representations and warranties on the part of the Depositor and World Omni herein, to the accuracy of the statements of the respective officers of the Depositor and World Omni made pursuant to the provisions hereof, to the performance by the Depositor and World Omni of their respective obligations hereunder and to the following additional conditions precedent:

(a) On the date of this Agreement, the Representatives and the Depositor shall have received a letter, dated the date hereof, of PWC confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations, substantially in the form of the draft or drafts to which the Representatives have previously agreed and otherwise in form and in substance satisfactory to the Representatives and counsel for the Underwriters (and for the avoidance of any doubt, covering any static pool data pursuant to Item 1105 of Regulation AB under the Act included or incorporated by reference in the Time of Sale Information or the Prospectus).

(b) The Prospectus, the Preliminary Prospectus, each Free Writing Prospectus listed on Schedule III hereto or approved in writing by the Depositor and any “issuer information” as defined above included in any Permitted Underwriter Communication required to be filed with the Commission shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor, World Omni or the Representatives, shall be contemplated by the Commission.

(c) The Representatives shall have received certificates of the President, any Vice President or the Treasurer or any Assistant Treasurer of each of the Depositor and World Omni, each dated the Closing Date, in which such officer shall state, in the case of (A) the Depositor that (1) the representations and warranties of the Depositor in each Basic Document to which it is a party and in this Agreement were true and correct as of the date therein indicated, (2) to the best knowledge of such officer after reasonable investigation, the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (3) subsequent to the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor, except as set forth in or contemplated by the Prospectus, the Preliminary Prospectus and the Time of Sale Information and (B) World Omni, that (1) the representations and warranties of World Omni in each Basic Document to which it is a party and in this Agreement were true and correct as of the date therein indicated, (2) to the best knowledge of such officer after reasonable investigation, World Omni has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and (3) subsequent to the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of World Omni except as set forth in or contemplated by the Prospectus, the Preliminary Prospectus and the Time of Sale Information.

(d) The Representatives shall have received:

(1) The favorable opinion of Kirkland & Ellis LLP, special counsel to the Depositor and World Omni, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel for the Underwriters, substantially to the effect that:

(i) When the Offered Notes are paid for by the Underwriters in accordance with the terms of this Agreement and the Class B Notes have been received by the Depositor as partial consideration for the sale of the Receivables to the Trust (assuming the due authorization, execution and delivery of the Indenture by the Indenture Trustee and the Trust, the due execution of the Notes by the Trust, and the due authentication and delivery of the Notes by the Indenture Trustee in accordance with the Indenture), the Offered Notes will constitute the valid and binding obligations of the Trust, and will be enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors rights generally, and to general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(ii) Assuming the due authorization of this Agreement and each Basic Document to which World Omni is a party, World Omni has duly executed and delivered this Agreement and each such Basic Document. Assuming the due authorization, execution and delivery thereof by the parties thereto, each of the Basic Documents (other than the Trust Agreement) to which the Depositor, World Omni or the Trust is a party constitutes the legal, valid and binding obligation of the Depositor, World Omni or the Trust, as applicable, and is enforceable against the Depositor, World Omni or the Trust, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set-off or (b) relating to submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy.

(iii) To the knowledge of such counsel, there is no legal or governmental proceeding that is pending or threatened against the Depositor that has caused such counsel to conclude that such proceeding is required by Item 103 of Regulation S-K to be described in the Prospectus but that is not so described.

(iv) The statements in the Prospectus Supplement and the Preliminary Prospectus under the headings “Summary of Terms,” “Risk Factors,” “Description of the Notes” and “Description of the Trust Documents” and in the Base Prospectus under the headings “Risk Factors,” “Description of the Securities” and “Description of the Trust Documents” insofar as such statements purport to summarize certain terms or provisions of the Offered Notes and the Basic Documents provide a fair summary of such provisions.

(v) The statements in the Prospectus Supplement and in the Preliminary Prospectus under the headings “Federal Income Tax Consequences” and “ERISA Considerations” and in the Base Prospectus under the headings “Some Legal Aspects of the Receivables,” “Federal Income Tax Consequences” and “ERISA Considerations” to the extent such statements relate to the Offered Notes and purport to summarize matters of federal law or legal conclusions with respect thereto have been reviewed by such counsel and are correct in all material respects.

(vi) The Depositor is not required to obtain any consent, approval, authorization or order of any governmental agency for the issuance, delivery and sale of the Offered Notes under this Agreement except for the order by the Commission declaring the Registration Statement effective.

(vii) The Depositor’s execution and delivery of this Agreement and the Basic Documents to which it is a party and the performance by it of its obligations thereunder do not and will not: (i) constitute a violation by the Depositor of any applicable provision of any law, statute or regulation (except that such counsel expresses no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in this Agreement would be permitted), (ii) breach, or result in a default under, any existing obligation of the Depositor under any of the Specified Agreements (provided that such counsel expresses no opinion as to compliance with any financial test or cross-default provision in any such agreement), or (iii) to the knowledge of such counsel result in a breach or violation of any Court Order. For purposes of such opinion, “Specified Agreement” means the agreements listed on Exhibit B thereto, and “Court Order” means a court or administrative order, writ, judgment or decree that names the Depositor and is specifically directed to its property (it being understood that such counsel has not undertaken any investigation to identify Court Orders to which the Depositor is subject or reviewed any Court Orders about which such counsel has actual knowledge).

(viii) Such counsel has no knowledge about any contract to which the Depositor is a party or to which any of its property is subject that has caused such counsel to conclude that such contract is required to be described in the Prospectus but is not so described or is required to be filed as an exhibit to the Registration Statement but has not been so filed.

(ix) Neither the Depositor nor the Trust is, or upon the application of proceeds from the sale of the Offered Notes as described in the Prospectus, will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(x) The Registration Statement No. 333-117810 was declared effective under the Act and such counsel has no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or overtly threatened by, the Commission.

(xi) On the basis of such counsel’s participation in conferences and examination of the documents referred to in such counsel’s opinion letter, considered in light of such counsel’s understanding of applicable law and the experience such counsel has gained through such counsel’s practice and relying as to matters of fact on statements of officers and other representatives of the Depositor and World Omni, nothing has come to such counsel’s attention through the Closing Date in the course of such counsel’s review of the Time of Sale Information, the Registration Statement and the Prospectus which causes such counsel to conclude that, as of the applicable effective date as to each part of the

Registration Statement pursuant to Rule 430B(f)(2) and any amendment thereto of the Act, the Registration Statement No. 333-117810 contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that as of its date or as of the Closing Date, the Prospectus contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that as of the Time of Sale or the Closing Date, the Time of Sale Information contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel expresses no view as to any financial or statistical information in the Registration Statement, the Time of Sale Information or the Prospectus or any information omitted from the Time of Sale Information that would be permitted to be omitted from a preliminary prospectus prepared in reliance on Rule 430B under the Act.

(xii) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(xiii) The Class A-1 Notes are “eligible securities” as defined in Rule 2a-7(a)(10) promulgated under the 1940 Act.

(xiv) The Class A Notes will be characterized as indebtedness under the existing tax laws of the United States of America.

(xv) The Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation under the existing tax laws of the United States of America.

(xvi) Each of the Depositor and the Trust is a registered organization (as such term is defined in the New York UCC) organized under the laws of the State of Delaware. The Depositor and the Trust are, therefore, located, for purposes of Article 9 of the New York UCC, in the State of Delaware and the local law of Delaware governs perfection of a non-possessory security interest in the Receivables granted by the Depositor and the Trust. To the extent the Receivables constitute “tangible chattel paper” under the New York UCC, the local law of the jurisdiction in which the Receivables are physically located governs the effect of perfection or non-perfection and the priority of a non-possessory security interest in the Receivables.

(xvii) World Omni is a registered organization (as such term is defined in the New York UCC) organized under the laws of the State of Florida. World Omni is, therefore, located, for purposes of Article 9 of the New York UCC, in the State of Florida and the local law of Florida governs perfection of a non-possessory security interest in the Receivables granted by World Omni. To the extent the Receivables constitute “tangible chattel paper” under the New York

UCC, the local law of the jurisdiction in which the Receivables are physically located governs the effect of perfection or non-perfection and the priority of a non-possessory security interest in the Receivables.

(xviii) When each of the Receivables Purchase Agreement and the Assignment Agreement has been duly executed and delivered by all parties thereto and the Purchase Price for the Receivables has been paid by the Depositor, subject to the “rights” assumption set forth in the opinion, the Depositor will have a valid and enforceable security interest in the Receivables and the identifiable proceeds thereof.

(xix) When each of the Basic Documents has been duly executed and delivered by all parties thereto and the Notes and Certificates have been delivered to the Depositor by the Trust, subject to the “rights” assumption set forth in the opinion, the Trust will have a valid and enforceable security interest in the Receivables and the identifiable proceeds thereof. When, in addition to the foregoing, the UCC-1 financing statement naming the Depositor as “debtor” has been duly filed in the Article 9 filing office set forth in the opinion, the security interest in favor of the Trust in the Receivables and identifiable proceeds thereof will be perfected.

(xx) When each of the Basic Documents has been duly executed and delivered by all parties thereto and the Notes have been issued to or upon the order of the Trust, subject to the “rights” assumption set forth in the opinion, the Indenture Trustee will have a valid and enforceable security interest in the Receivables and the identifiable proceeds thereof. When, in addition to the foregoing, the UCC-1 financing statement naming the Trust as “debtor” has been duly filed in the Article 9 filing office set forth in the opinion, the security interest in favor of the Indenture Trustee in the Receivables and identifiable proceeds thereof will be perfected.

(xxi) Assuming the Receivables are created under, and are evidenced solely by, retail installment sale contracts in the form attached as Exhibit B to the opinion, and assuming they are completed in their entirety and executed and there is nothing that would prevent them from being enforceable, the Receivables constitute “tangible chattel paper” as defined under Section 9-102(a)(78) of the New York UCC.

(xxii) To the extent that the Receivables are tangible chattel paper and are located in the State of Alabama, the effect of perfection and non-perfection and the priority of a non-possessory security interest in the Receivables is governed by the Alabama UCC. Based solely on such counsel’s review of Officers’ Certificates, (A) the security interest of the Depositor in the Receivables is subject to no prior security interest under the Alabama UCC that is perfected solely by the filing of financing statements in Florida under the Florida UCC, (B) the security interest of the Trust in the Receivables is subject to no prior security interest under the Alabama UCC that is perfected solely by filing financing statements in Delaware under the Delaware UCC, and (C) the security interest of the Indenture Trustee in the Receivables is subject to no prior security interest under the Alabama UCC that is perfected solely by the filing of financing statements in Delaware under the Delaware UCC.

(xxiii) The Preliminary Prospectus and the Prospectus as of their respective dates comply as to form in all material respects with the Rules and Regulations.

(2) The favorable opinion of Bilzin Sumberg Baena Price & Axelrod LLP, special Florida counsel to the Depositor and World Omni, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel for the Underwriters, substantially to the effect that:

(i) World Omni was incorporated under the Florida General Corporation Act and its status is active; World Omni has corporate power to execute, deliver and perform its obligations under this Agreement and each Basic Document to which it is a party and the Depositor is qualified as a foreign limited liability company to transact business in Florida and its status is active.

(ii) This Agreement has been duly authorized by World Omni.

(iii) Each Basic Document to which World Omni is a party has been duly authorized by World Omni.

(iv) To its knowledge after investigation, no authorization, approval, consent or order of any state court or state authority or agency is required in connection with World Omni’s or the Depositor’s execution and performance of the Basic Documents to which it is a party, the issuance, offering or the sale of the Offered Notes to the Underwriters, except those authorizations, approvals, consents and orders which have previously been obtained and are in full force and effect as of the Closing Date; provided, that such counsel need express no opinion as to state securities laws.

(v) The statements in the Preliminary Prospectus Supplement and in the Prospectus Supplement under the caption “State and Local Tax Consequences” with respect to the application of the loan rule to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings or legal conclusions relating to the laws of the States of Florida have been reviewed by such counsel and are correct in all material respects.

(vi) Assuming Florida law applies, upon the filing of the Depositor Financing Statement, the Depositor will have a perfected security interest in the Receivables in which World Omni has an interest to the extent a security interest therein can be perfected by filing a financing statement under the Florida UCC. The UCC Search Report sets forth the proper filing office(s) and the proper debtor necessary to identify those persons who under the Florida UCC have on file financing statements against World Omni covering the Receivables. The UCC

Search Report identifies no person who has filed a financing statement against World Omni describing the Receivables prior to the Depositor Financing Statement.

(vii) [Reserved]

(viii) The Offered Notes will constitute “indebtedness” for purposes of Florida income tax law.

(ix) Such counsel is familiar with World Omni’s standard operating procedures relating to the acquisition of a perfected first priority security interest in the vehicles financed by World Omni pursuant to retail installment sale contracts in the ordinary course of their business. Assuming that these standard procedures are followed with respect to the perfection of security interests in the Financed Vehicles, World Omni has acquired or will acquire perfected first priority security interests in the Financed Vehicles.

(x) The loan rule promulgated under the Florida Corporate Income Tax Code and included in the Florida Administrative Code relating to interest on loans by “financial organizations” (as such term is defined therein), should not apply to an investment in the Offered Notes by such a financial organization.

(xi) To the extent that Florida law applies, the Receivables conveyed by World Omni to the Depositor are either “tangible chattel paper”, “accounts” or “general intangibles” as defined in the Uniform Commercial Code as in effect in State of Florida.

(xii) Assuming that all other elements necessary to render a retail installment sale contract legal, valid, binding and enforceable were present in connection with the execution, delivery and performance of each retail installment sale contract (including completion of the applicable retail installment sale contract fully and accurately), that the terms and conditions and forms of the retail installment sale contracts as completed, are in compliance with all applicable laws, rules and regulations, and assuming that no action was taken in connection with the execution, delivery and performance of each retail installment sale contract that would give rise to a defense to the legality, validity, binding effect and enforceability of such retail installment sale contract, nothing in the forms of such retail installment sale contracts, as attached as an Exhibit to the Trust Agreement, would render such retail installment sale contract other than legal, valid, binding and enforceable.

(xiii) Assuming the validity, binding effect and enforceability in all other respects, such forms of retail installment sale contracts are in sufficient compliance with the Florida Motor Vehicle Retail Sales Finance Act and all other Applicable Florida Laws so as not to render the Florida Receivables void or voidable at the election of the related obligor. “Applicable Florida Laws” means those laws of the State of Florida that given the nature of the transaction and the parties to it, a lawyer in the State of Florida exercising customary diligence would reasonably recognize as being applicable to the opinion contemplated in paragraph (xiii).

(xiv) To the knowledge of such counsel, after investigation, each of the Depositor and World Omni possesses such certificates, authorities, licenses, permits and other governmental authorizations materially necessary to conduct the business now operated by it or as contemplated in this Agreement or the Basic Documents, and neither of such entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of such entity.

(xv) None of (A) the execution, delivery and performance by World Omni of this Agreement or by World Omni of any Basic Document to which it is a party, (B) the consummation of the transactions contemplated herein or therein by it or (C) the fulfillment of the terms hereof or thereof by it will, to such counsel’s knowledge, conflict with, result in a breach of or constitute a default under or result in the creation or imposition of any lien (except as permitted by the Basic Documents) upon any property or assets of World Omni pursuant to the terms of (i) World Omni’s organizational documents or bylaws or (ii) any applicable Federal or Florida law, statute or regulation or, to the best knowledge of such counsel, any judgment, order or decree applicable to World Omni of any court, regulatory body or other governmental instrumentality having jurisdiction over World Omni within the State of Florida.

(xvi) Neither (A) the execution, delivery and performance by the Depositor of this Agreement or by the Depositor of any Basic Document to which it is a party nor (B) the fulfillment of the terms hereof or thereof by the Depositor will conflict with, result in a breach of or constitute a default under or result in a violation of any applicable Florida law, statute or regulation except for such laws, statutes or regulations which are outside the scope of such counsel’s opinion.

(3) The favorable opinion of Kirkland & Ellis LLP, special counsel to the Depositor and World Omni, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel for the Underwriters, subject to certain considerations set forth therein, substantially to the effect that:

(i) In a properly presented and argued case in a proceeding under Title 11 of the United States Code, 11 U.S.C. §101 et seq. (the “Bankruptcy Code”) in which World Omni is the debtor, the bankruptcy court would not, under applicable federal bankruptcy law, apply the doctrine of substantive consolidation to consolidate the assets and liabilities of the Depositor with the assets and liabilities of World Omni.

(ii) In a properly presented and argued case in a proceeding under the Bankruptcy Code in which World Omni is the debtor, the bankruptcy court would not compel the turnover of the Initial Receivables or proceeds thereof to the bankruptcy trustee under Section 542 of the Bankruptcy Code based on a determination that the Receivables are property of World Omni’s bankruptcy estate under Section 541 of the Bankruptcy Code.

(iii) In a properly presented and argued case in a proceeding under the Bankruptcy Code in which World Omni is the debtor, the bankruptcy court would not prohibit the Depositor or the Trust from collecting the Initial Receivables or using the proceeds thereof pursuant to the automatic stay provisions of Section 362(a) of the Bankruptcy Code.

(iv) The Indenture has created a valid security interest under Article 9 of the UCC in favor of the Indenture Trustee in the interests of the Trust in the Reserve Account and in all “security entitlements,” as defined in Section 8-102(a)(17) of the UCC, that are credited to the Reserve Account.

(v) The Sale and Servicing Agreement and the Indenture are effective to perfect such security interests, and such security interests shall be prior in right to any other security interest created under the UCC in the Reserve Account and such cash collateral, instruments and security entitlements.

(4) The favorable opinion of in-house counsel to the Depositor and World Omni, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel for the Underwriters, substantially to the effect that:

(i) To the knowledge of such counsel, (A) there are no legal or governmental proceedings pending or threatened involving World Omni that are required to be disclosed in the Registration Statement other than those disclosed therein and (B) all pending legal or governmental proceedings to which World Omni is a party or to which its properties or assets are subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business of such entity, are, considered in the aggregate, not material.

(ii) World Omni is not an “investment company” nor is it “controlled” by an “investment company”, as such terms are defined in the Investment Company Act.

(iii) The execution and delivery by World Omni of this Agreement and the other Basic Documents to which it is a party, and the performance by World Omni of its agreements in this Agreement and such Basic Documents, do not, to the knowledge of such counsel, breach, or result in a default under, any obligation of World Omni pursuant to the terms of, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, which breach, default or violation would be reasonably likely to result in a material adverse change in the business, financial condition or results of operations of World Omni or have a material adverse effect on World Omni’s ability to perform its obligations under this Agreement or the Basic Documents.

(5) Reliance letters relating to each legal opinion relating to the transactions contemplated by this Agreement and the Basic Documents rendered by counsel to the Depositor or World Omni to the Owner Trustee, the Indenture Trustee or any Rating Agency.

(6) The favorable opinion of counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters, to the effect that:

(i) The Indenture Trustee has been duly incorporated and is validly existing as a New York banking corporation, in good standing under the laws of the State of New York with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Indenture Trustee under each Basic Document to which the Indenture Trustee is a party.

(ii) Each Basic Document to which the Indenture Trustee is a party has been duly authorized, executed and delivered by the Indenture Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of the Indenture Trustee enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii) The Notes have been duly authenticated and delivered by the Indenture Trustee.

(iv) Neither the execution nor delivery by the Indenture Trustee of each Basic Document to which it is a party nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of the Indenture Trustee.

(v) The execution and delivery of each Basic Document to which the Indenture Trustee is a party and the performance by the Indenture Trustee of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing the banking or trust powers of the Indenture Trustee, (B) the Articles of Association or Bylaws of the Indenture Trustee or (C) to the best knowledge of such counsel, any indenture, lease or material agreement to which the Indenture Trustee is a party or to which its assets are subject.

(7) The favorable opinion of Emmet, Marvin & Martin, LLP, special counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters, to the effect that:

(i) The Owner Trustee is a Delaware banking corporation duly formed and validly existing under the laws of the State of Delaware.

(ii) The Owner Trustee has all necessary corporate power and authority to execute, deliver and perform its obligations under the Trust Agreement, to authenticate the Trust Certificates, to consummate the transactions to be performed by the Owner Trustee as contemplated by the Trust Agreement, and to enter into and to take all actions required of it under the Trust Agreement.

(iii) The Trust Agreement has been duly executed and delivered by the Owner Trustee and each Basic Document to which the Trust is a party, the Notes and the Certificates have been duly executed and delivered on behalf of the Trust by the Owner Trustee.

(iv) To the knowledge of such counsel, no authorization, consent or other order of any federal or Delaware state government authority or agency having jurisdiction over the banking and trust powers of the Owner Trustee is required to be obtained by the Owner Trustee for the valid authorization, execution and delivery by the Owner Trustee of the Trust Agreement or for the execution and delivery of the Trust Certificates.

(v) Neither the execution, delivery or performance by the Owner Trustee of the Trust Agreement, nor the consummation of the transactions contemplated thereby, nor compliance with the terms thereof, conflict with or result in a breach of or constitute a default under its articles of association or By-laws, any law, rule or regulation of the United States of America or the State of Delaware governing its banking or trust powers or, to the knowledge of such counsel, without independent investigation, any judgment or order applicable to it or its acts, properties or, to the knowledge of such counsel, without independent investigation, any indenture, mortgage, contract or other agreement or instrument to which the Owner Trustee in it respective capacities is a party or by which it is bound.

(8) A certificate, executed by the Indenture Trustee, stating that any information contained in the Statement of Eligibility and Qualification (Form T-1) filed with the Registration Statement is true, accurate and complete.

(9) The favorable opinion of McKee Nelson LLP, counsel for the Underwriters, dated the Closing Date, with respect to the validity of the Offered Notes, the Prospectus and such other related matters as the Representatives shall request, which opinions shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(10) The favorable opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Depositor and the Trust, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Underwriters, to the effect that:

(i) The Trust Agreement constitutes the valid and binding obligation of the Owner Trustee and the Depositor enforceable against the Owner Trustee and the Depositor in accordance with its terms subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of public policies on provisions of indemnification and contribution.

(ii) The Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act (the “Statutory Trust Act”). The Trust has the power and authority under the Trust Agreement and the Statutory Trust Act to execute, deliver and perform its obligations under the Basic Documents to which it is a party.

(iii) The Certificates are in due and proper form, all conditions precedent provided for in the Trust Agreement relating to the issuance, authentication and delivery of the Certificates have been complied with and the Certificates have been duly and validly authorized and, when executed, issued, authenticated and delivered pursuant to the Trust Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Trust Agreement.

(iv) [Reserved]

(v) [Reserved]

(vi) Under § 3805(b) of the Statutory Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

(vii) Under § 3805(c) of the Statutory Trust Act, except to the extent otherwise provided in the Trust Agreement, a Certificateholder has no interest in specific Trust property.

(viii) Under § 3808(a) and (b) of the Statutory Trust Act, the Trust may not be terminated or revoked by any Certificateholder, and the dissolution, termination or bankruptcy of any Certificateholder shall not result in the termination or dissolution of the Trust, except to the extent otherwise provided in the Trust Agreement.

(ix) The execution and delivery by the Trust of the Indenture, the Administration Agreement and the Sale and Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any governmental authority of the State of Delaware (other than the filing of UCC financing statements).

(x) The execution and delivery by the Trust of the Basic Documents to which it is a party, and the performance by the Trust of its obligations thereunder, do not violate, conflict with or result in a breach of or constitute a default under (i) the organizational documents of the Trust or (ii) any Delaware law statute or regulation applicable to the Trust.

(xi) The Depositor has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act (the “LLC Act”), with power and authority, under the LLC Act and the limited liability company agreement of the Depositor (the “Limited Liability Company Agreement”), to enter into and perform its obligations under each Basic Document to which it is a party; and the limited liability company interests of the Depositor issued to World Omni have been duly authorized and are validly issued. World Omni shall not be obligated personally for any of the debts, obligations or liabilities of the Depositor, whether arising in contract, tort or otherwise, solely by reason of being a member of the Depositor, except as World Omni may be obligated to make contributions to the Depositor and to repay any funds wrongfully distributed to it. World Omni may be liable for its own tortious or wrongful conduct and its obligations as set forth in the Limited Liability Company Agreement.

(xii) This Agreement has been duly authorized under the LLC Act and the Limited Liability Company Agreement, executed and delivered by the Depositor.

(xiii) Each Basic Document to which the Depositor is a party and the written order to the Owner Trustee to execute and deliver the Certificates has been duly authorized under the LLC Act and the Limited Liability Company Agreement, executed and delivered by the Depositor.

(xiv) The execution and delivery by the Depositor of this Agreement and the Basic Documents do not require any consent, approval or authorization of, or any registration or filing with, any governmental authority of the State of Delaware (other than the filing of UCC financing statements).

(xv) The execution and delivery by the Depositor of this Agreement and the Basic Documents to which it is a party, and the performance by the Depositor of its obligations thereunder, do not violate, conflict with or result in a breach of or constitute a default under (i) the organizational documents of the Depositor or (ii) any Delaware law statute or regulation.

(xvi) Under the Statutory Trust Act and the Trust Agreement, the Owner Trustee, on behalf of the Trust is authorized to issue, and to instruct the Indenture Trustee to authenticate, the Notes, in accordance with the terms of the Indenture

(e) The Class A-1 Notes shall be rated in the highest short-term rating category by each of Moody’s and Standard & Poor’s. Each Class of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes shall be rated “AAA” (or its equivalent) by each of Moody’s and Standard & Poor’s.

(f) On or prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Notes and the Certificates and sale of the Offered Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the parties to the Basic Documents in connection with the issuance of the Notes and the Certificates and sale of the Offered Notes as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(g) If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Depositor and World Omni at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5(h) hereof.

8. Indemnification.

(a) Each of the Depositor and World Omni agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, (A) arising out of any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) arising out of any untrue statement or alleged untrue statement of a material fact contained in a Permitted Underwriter Communication or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that this subsection (C) shall only apply to untrue statements, alleged untrue statements, omissions and alleged omissions that result from errors or omissions (x) in the Registration Statement, the Preliminary Prospectus or the Prospectus (unless such errors or omissions are in the Underwriter Information) and (y) in any Computer Tape Information;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Depositor and World Omni; and

(iii) against any and all expense whatsoever, as incurred (including, subject to Section 8(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriters’ Information; provided, further, that the foregoing indemnity with respect to the Time of Sale Information shall not inure to the benefit of any Underwriter (or to the benefit of the person controlling such Underwriter) from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased the Offered Notes if such untrue statement or omission or alleged untrue statement or omission made in such Time of Sale Information is eliminated or remedied in a Corrected Prospectus delivered to such Underwriter prior to the revised Time of Sale and a copy of the Corrected Prospectus shall not have been furnished to such person at or prior to the revised Time of Sale of such Offered Notes to such person.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Depositor and World Omni, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls each of the Depositor and World Omni, respectively, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in (i) the Registration Statement (or any amendment thereto) or in any preliminary prospectus, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Underwriters’ Information, or (ii) any Permitted Underwriter Communication (other than Prepricing Information) that does not result from an error or omission in (A) the Registration Statement, the Time of Sale Information or the Prospectus (unless such error or omission is in the Underwriter Information) or (B) any Computer Tape Information.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have other than on account of this indemnity agreement except to the extent that the indemnifying party shall be materially prejudiced by such failure. An indemnifying party may participate at its own expense in the defense of such action. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

9. Contribution. If the indemnification provided for in Section 8 hereof is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) thereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the loss, liability, claim, damage or expense referred to in subsection (a) or (b) of Section 8 (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor and World Omni on the one hand and the Underwriters on the other from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor and World Omni on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative benefits received by the Depositor and World Omni on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor, World Omni or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the loss, liability, claim, damage or expense referred to in the first sentence of this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the other provisions of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter and each director of the Depositor and World Omni, each officer of the Depositor who signed the Registration Statement and each person, if any, who controls either the Depositor or World Omni within the meaning of Section 15 of the Act shall have the same rights to contribution as the Depositor or World Omni, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of the Offered Notes set forth opposite their respective names in Schedule I hereto and not joint.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Depositor and World Omni or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Depositor, World Omni or any of their respective representatives, officers or directors or any controlling Person, and will survive delivery of and payment for the Offered Notes. If for any reason the purchase of the Offered Notes by the Underwriters is not consummated, the Depositor and World Omni shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(h) hereof and the respective obligations of the Depositor, World Omni and the Underwriters pursuant to Sections 8 and 9 hereof shall remain in effect. If the purchase of the Offered Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 12 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 11 hereof, the Depositor and World Omni will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Notes.

11. Termination of Agreement. The Representatives may terminate this Agreement, by notice to the Depositor and World Omni, at any time prior to or at the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor or World Omni, whether or not arising in the ordinary course of business; (ii) if there has occurred, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any downgrading in the rating of the debt securities of the Depositor or World Omni by any “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Depositor or World Omni (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) if there has occurred, since the date of this Agreement, any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or any other major act of terrorism involving the United States or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market any Class of Offered Notes or to enforce contracts for the sale of any Class of Offered Notes; (iv) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority; (v) if there has been any material disruption in commercial banking securities settlement or clearance services; or (vi) if a banking moratorium has been declared by either federal, New York, Delaware or Florida authorities.

12. Default By One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date to purchase the Offered Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the aggregate principal amount of Defaulted Securities of any class of Notes does not exceed 10% of the total aggregate principal amount of such class, the non-defaulting Underwriters with respect to such class shall be obligated to purchase the full amount thereof in such proportions that their respective underwriting obligations hereunder with respect to such class bear to the underwriting obligations of all non-defaulting Underwriters of such class, or

(b) if the aggregate principal amount of Defaulted Securities of any class of Notes exceeds 10% of the total aggregate principal amount of such class, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Depositor shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangement.

13. Notices. All communications hereunder will be in writing and, if sent to (i) the Underwriters, shall be directed to the Representatives and will be mailed, delivered or sent by facsimile and confirmed to them at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: Legal & Compliance Department (facsimile number (212) 325-8282) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, Attention: Head of GABF, Securitization and Principal Transactions (facsimile number (212) 449-9015), (ii) the Depositor, will be mailed, delivered or sent by facsimile and confirmed to it at World Omni Auto Receivables LLC, 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442, Attention: Patrick C. Ossenbeck, Treasurer (facsimile number (954) 429-2685), with a copy to Peter Sheptak, General Counsel (facsimile number (954) 363-4114) or (iii) World Omni, will be mailed, delivered or sent by facsimile and confirmed to it at World Omni Financial Corp., 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442, Attention: Patrick C. Ossenbeck, Treasurer (facsimile number (954) 429-2685), with a copy to Peter Sheptak, General Counsel (facsimile number (954) 363-4114).

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling Persons referred to in Sections 8 and 9 hereof, and no other Person will have any right or obligation hereunder.

15. Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

16. Miscellaneous. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

18. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any otherwise applicable principles of conflicts of laws.

19. No Fiduciary Duty. Each of the Depositor and World Omni acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to itself with respect to the offering of Offered Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor, World Omni or the Trust. In addition, neither the Representatives nor any other Underwriter is advising the Depositor, World Omni or the Trust as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Depositor and World Omni shall consult with its own advisors concerning such matters. Any review by the Underwriters of the Depositor, World Omni, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor nor World Omni.

20. USA Patriot Act Notification. Each of the Depositor and World Omni acknowledges that the Underwriters are required by U.S. Federal law to obtain, verify and record information that identifies each person or corporation who opens an account or enters into a business relationship with a financial institution to help fight the funding of terrorism and money laundering activities.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts duplicate hereof, whereupon it will become a binding agreement between the Depositor and World Omni and the Underwriters in accordance with its terms.

Very truly yours,

WORLD OMNI AUTO RECEIVABLES LLC

By:	/s/ Cheryl Scully
Name:	Cheryl Scully
Title:	Assistant Treasurer

WORLD OMNI FINANCIAL CORP.

By:	/s/ Cheryl Scully
Name:	Cheryl Scully
Title:	Assistant Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ John Slonieski
Name:	John Slonieski
Title:	Director

For itself and as Representative of the other Underwriters named in Schedule I hereto

MERRILL LYNCH, PIERCE,
FENNER & SMITH INCORPORATED

By:	/s/ Demetrios Tsipras
Name:	Demetrios Tsipras
Title:	Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule I hereto

SCHEDULE I

Name of Underwriter	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
Credit Suisse Securities (USA) LLC	$73,500,000	$81,000,000	$124,125,000	$58,875,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$73,500,000	$81,000,000	$124,125,000	$58,875,000
Banc of America Securities LLC	$14,406,000	$15,876,000	$24,328,500	$11,539,500
Barclays Capital Inc.	$14,406,000	$15,876,000	$24,328,500	$11,539,500
Wachovia Capital Markets, LLC	$14,406,000	$15,876,000	$24,328,500	$11,539,500
Scotia Capital (USA) Inc.	$5,782,000	$6,372,000	$9,764,500	$4,631,500

Total	$196,000,000	$216,000,000	$331,000,000	$157,000,000

Sch-1

SCHEDULE II

With respect to the transfer by World Omni:

(i) Secretary of State for the State of Florida.

With respect to the transfer by the Depositor:

(ii) Secretary of State for the State of Delaware.

Sch-2

SCHEDULE III

Free Writing Prospectus

None.